EXHIBIT NUMBER 2.2

                                  BY-LAWS OF
                                 TORVEC, INC.

                                  ARTICLE I
                                   OFFICES
                 The principal office of the corporation shall be
            in the County of Monroe, State of New York. The corporation may also have offices at such other places within or without the State of New York as the board may from time to time determine or the business of the corporation may require.

                                  ARTICLE II
                                 SHAREHOLDERS
            1.  PLACE OF MEETINGS

            Meetings  of  shareholders  shall   be  held  at  the
            principal office of the corporation or at such place within or without the State of New York as the board shall authorize.

            2.  ANNUAL MEETING

                 The annual meeting of  the shareholders shall be
            held at a time and place determined by the directors during the month of May in each year, when the shareholders shall elect a board and transact such other business as may properly come before the meeting. The date of the annual meeting may be changed by the Board or by the President by giving at least 10 days notice to each shareholder.

            3.  SPECIAL MEETINGS

                 Special  meetings  of  the shareholders  may  be
            called by the board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the board or at the request in writing by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or


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            purposes   of  the   proposed   meeting.     Business
            transacted at a special meeting shall be confined to the purposes stated in the notice.
            4.  FIXING RECORD DATE

                 For the purpose  of determining the shareholders
            entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of law.

            5.  NOTICE OF MEETINGS OF SHAREHOLDERS

                 Written notice  of each meeting  of shareholders
            shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

            6.  WAIVERS

                 Notice  of  meeting need  not  be  given to  any
            shareholder who  signs a waiver of  notice, in person


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            or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.



























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            7.  QUORUM OF SHAREHOLDERS

                 Unless the certificate of incorporation provides
            otherwise, the holders of one-third of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.
                 When  a quorum  is once  present  to organize  a
            meeting, it is not broken by the subsequent withdrawal of any shareholders.
                 The shareholders present may adjourn the meeting
            despite the absence of a quorum.

            8.  PROXIES

                 Every shareholder entitled to  vote at a meeting
            of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.
                 Every proxy must be signed by the shareholder or
            his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

            9.  QUALIFICATION OF VOTERS

                 Every shareholder of record shall be entitled at
            every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

            10.  VOTE OF SHAREHOLDERS

                 Except as  otherwise required  by statute  or by
            the certificate of incorporation or by the by-laws:



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                       (a)  directors  shall   be  elected  by  a
                           plurality  of  the  votes  cast  at  a
                           meeting of shareholders by the holders
                           of  shares  entitled  to vote  in  the
                           election.
                       (b)  all other  corporate action  shall be
                           authorized by a  majority of the votes
                           cast.

            11.  WRITTEN CONSENT OF SHAREHOLDERS

                 Any  action that  may be  taken by  vote may  be
            taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the certificate of incorporation, and such consent may be executed on one or more copies which shall collectively constitute a single document.

                                 ARTICLE III
                                  DIRECTORS
            1.  BOARD OF DIRECTORS

                 Subject to any provision in the certificate of
            incorporation the business of the corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age.

            2.  NUMBER OF DIRECTORS

                 The number of directors shall be one if there is
            only one shareholder, and two if there are two shareholders. If there are three or more shareholders there shall be at least three and a maximum of fifteen directors, with the number to be determined by the Board of Directors.

            3.  ELECTION AND TERM OF DIRECTORS

                 At each annual meeting of shareholders, the
            shareholders shall elect directors to hold office until the next annual meeting. Each director shall


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            hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

            4.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES

                 Newly created directorships resulting from an
            increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the certificate of incorporation. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders unless otherwise provided in the certificate of incorporation. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

            5.  REMOVAL OF DIRECTORS

                 Any or all of the directors may be removed for
            cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

            6.  RESIGNATION

                 A director may resign at any time by giving
            written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

            7.  QUORUM OF DIRECTORS

                 Unless otherwise provided in the certificate of
            incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.



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            8.  ACTION OF THE BOARD

                 Unless otherwise required by law, the vote of a
            majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold. Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the actions so taken, signed by all directors entitled to vote thereon, and such consent may be executed on one or more copies which shall collectively constitute a single document.

            9.  TELEPHONE CONFERENCES

                 Unless otherwise restricted by the certificate
            of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            10.  PLACE AND TIME OF BOARD MEETINGS

                 The board may hold its meetings at the office of
            the corporation or at such other places, either within or without the State of New York, as it may from time to time determine.

            11.  REGULAR ANNUAL MEETING

                 A regular annual meeting of the board shall be
            held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

            12.  NOTICE OF MEETINGS OF THE BOARD; ADJOURNMENT

                 (a)Regular meetings of the board may be held
            without notice at such time and place as it shall


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            from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.
            (b)A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

            13.  CHAIRMAN

                 At all meetings of the board the president, or
            in his absence, a chairman chosen by the board shall preside.

            14.  EXECUTIVE AND OTHER COMMITTEES

                 The board, by resolution adopted by a majority
            of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

            15.  COMPENSATION

                 No compensations shall be paid to directors, as
            such, for their services, but by resolution of the board a fixed sum established on an annual and/or per meeting basis plus expenses for actual attendance, at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.



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                                  ARTICLE IV
                                   OFFICERS
            1.  OFFICERS, ELECTION, TERM

                 (a)Unless otherwise provided for in the
            certificate of incorporation, the board may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.
                 (b)All officers shall be elected or appointed to
            hold office until the meeting of the board following the annual meeting of shareholders.
                 (c)Each officer shall hold office for the term
            for which he is elected or appointed and until his successor has been elected or appointed and qualified.

            2.  REMOVAL, RESIGNATION, SALARY, ETC.

                 (a)Any officer elected or appointed by the board
            may be removed by the board with or without cause.
                 (b)In the event of the death, resignation or
            removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.
                 (c)When all of the issued and outstanding stock
            of the Corporation is owned by one person, such person may hold all or any combination of offices, otherwise, any two or more offices may be held by the same person, except the offices of president and secretary.
                 (d)The salaries of all officers shall be fixed
            by the board.
                 (e)The directors may require any officer to give
            security for the faithful performance of his duties.






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            3.  PRESIDENT

                 The president shall be the chief executive
            officer of the corporation; he shall preside at all meetings of the shareholders and of the board; he shall have the management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect.
            4.  VICE PRESIDENTS

                 During the absence or disability of the
            president, the vice president, or if there are more than one, the executive vice president, shall have all of the powers and functions of the president. Each vice president shall perform such other duties as the board shall prescribe.

            5.  SECRETARY

            The secretary shall:
                 (a)attend all meetings of the board and of the
            shareholders;
                 (b)record all votes and minutes of all
            proceedings in a book to be kept for that purpose;
                 (c)give or cause to be given notice of all
            meetings of shareholders and of special meetings of
            the board;
                 (d)keep in safe custody the seal of the
            corporation and affix it to any instrument when authorized by the board;
                 (e)when required, prepare or cause to be
            prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;
                 (f)keep all the documents and records of the
            corporation as required by law or otherwise in a proper and safe manner;
                 (g)perform such other duties as may be
            prescribed by the board.



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            6.  ASSISTANT SECRETARIES

                 During the absence or disability of the
            secretary, the assistant secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

            7.  TREASURER

                 The treasurer shall:
                 (a)have the custody of the corporate funds and
            securities;
                 (b)keep full and accurate accounts of receipts
            and disbursements in the corporate books;
                 (c)deposit all money and other valuables in the
            name and to the credit of the corporation in such depositories as may be designated by the board;
                 (d)disburse the funds of the corporation as may
            be ordered or authorized by the board and preserve proper vouchers for such disbursements;
                 (e)render to the president and board at the
            regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation;
                 (f)render a full financial report at the annual
            meeting of the shareholders if so requested;
                 (g)be furnished by all corporate officers and
            agents at his request, with such reports and statements as he may require as to all financial transactions of the corporation;
                 (h)perform such other duties as are given to him
            by these by-laws or as from time to time are assigned to him by the board or the president.

            8.  ASSISTANT TREASURER




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                 During the absence or disability of the
            treasurer, the assistant treasurer, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the treasurer.

            9.  SURETIES AND BONDS

                 In case the corporation shall so require, any
            officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the corporation may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

                                  ARTICLE V
                           CERTIFICATES FOR SHARES

            1.  CERTIFICATES

                 The shares of the corporation shall be
            represented by certificates. They shall by numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

            2.  LOST OR DESTROYED CERTIFICATES

                 The board may direct a new certificate or
            certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a


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            bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

            3.  TRANSFERS OF SHARES

                 (a)Upon surrender to the corporation or the
            transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.
                 (b)The corporation shall be entitled to treat
            the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

            4.  CLOSING TRANSFER BOOKS

                 The board shall have the power to close the
            share transfer books of the corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                                  ARTICLE VI
                                  DIVIDENDS



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                 Subject to the provisions of the certificate of
            incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board shall think conducive to the interest of the corporation, and the board may modify or abolish any such reserve.

                                 ARTICLE VII
                                CORPORATE SEAL
                 The seal of the corporation shall be circular in
            form and bear the name of the corporation, the year of its organization and the words "Corporate Seal, New York." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificate for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                                 ARTICLE VIII
                           EXECUTION OF INSTRUMENTS
                 All corporate instruments and documents shall be
            signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                                  ARTICLE IX
                                 FISCAL YEAR
                 The fiscal year shall begin the first day of
            January in each year.






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                                  ARTICLE X
                  REFERENCES TO CERTIFICATE OF INCORPORATION
                 Reference to the certificate of incorporation in
            these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

                                  ARTICLE XI
                  INDEMNIFICATION OF DIRECTORS AND OFFICERS
            1.  GENERALLY

                 Each person who was or is made a party or is
            threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or his testator or intestate (a) is or was a director or officer of the Corporation or (b) is or was a director or officer of the Corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation (hereinafter an "Indemnitee"), shall be indemnified and held harmless by the Corporation against all expense, liability and loss including ERISA excise taxes or penalties, judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have given its prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees suffered or incurred by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs and fiduciaries; provided, however, that no indemnification may be made to or on behalf of any director or officer if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or otherwise disposed of, or he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Notwithstanding the foregoing, except as contemplated by Section 3 hereof, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.



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            2.  ADVANCEMENT OF EXPENSES

                 All expenses reasonably incurred by an
            Indemnitee in connection with a threatened or actual proceeding with respect to which any such Indemnitee is or may be entitled to indemnification under this Article shall be advanced to him or promptly reimbursed by the Corporation in advance of the final disposition of such proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to an actual or potential conflict of interest.

            3.  PROCEDURE FOR INDEMNIFICATION

                 (a)Not later than thirty (30) days following
            final disposition of a proceeding with respect to which the Corporation has received written request by an Indemnitee for indemnification pursuant to this Article or with respect to which there has been an advancement of expenses pursuant to Section 2 of this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.
                 (b)Such standard shall be found to have been met
            unless (i) a judgment or other final adjudication adverse to the Indemnitee established that the standard of conduct set forth in Section 1 of this Article was not met, or (ii) if the proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnitee and would have established that the standard of conduct set forth in Section 1 of this Article was not met.



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                 (c)If the Board fails or is unable to make the
            determination called for by paragraph (a) of this
            Section 3, or if indemnification is denied, in whole or in part, because of an adverse finding by the Board, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action, inaction or inability of the Board shall in no way affect the right of the Indemnitee to make application therefor in any court having jurisdiction thereof. In such action or proceeding, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the issue shall be whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, or whether the expenses were reasonable, as the case may be (not whether the finding of the Board with respect thereto was correct.) If the judgment or other final adjudication in such action or proceeding establishes that the Indemnitee met the standard set forth in
            Section 1 of this Article, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met or the expenses to be reasonable, and shall grant such indemnification, and shall also grant to the Indemnitee indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification so awarded. Neither the failure of the Board to have made timely a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1, nor an actual determination by the Board that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to indemnification, under this Article or otherwise, shall be on the Corporation.
                 (d)A finding by the Board pursuant to this
            Section 3 that the standard of conduct set forth in
            Section 1 of this Article has been met shall mean a


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            finding of the Board or shareholders as provided by law.

            4.  CONTRACTUAL ARTICLE

                 The rights conferred by this Article are
            contract rights which shall not be abrogated by any amendment or repeal of this Article with respect to events occurring prior to such amendment or repeal and shall, to the fullest extent permitted by law, be retroactive to events occurring prior to the adoption of this Article. No amendment of the Business Corporation Law, insofar as it reduces the permissible extent of the right of indemnification of an indemnitee under this Article, shall be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment irrespective of the date of any claim or legal action in respect thereto. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

            5.  NON-EXCLUSIVITY

                 The indemnification provided by this Article
            shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person providing rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article, and the Corporation's shareholders and its Board of Directors are authorized to adopt, in their discretion, resolutions providing any such person with any such rights.

            6.  INSURANCE

                 The Corporation may maintain insurance, at its
            expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense,



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            liability or loss under this Article or applicable law.

            7.INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE
               CORPORATION

                 The Corporation may, to the extent authorized
            from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation with the same scope and effect as provided in this Article to directors and officers of the Corporation.

                                 ARTICLE XII
                                BY-LAW CHANGES
                 All bylaws of the company shall be subject to
            alteration or repeal, and new bylaws may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the company entitled to vote in respect thereof, given at any annual meeting or at any special meeting, provided notice of the proposed alteration or repeal or of the proposed new bylaws be included in the notice of such meeting, or by the affirmative vote of a majority of the whole board of directors given at a special meeting of the board of directors called for the purpose, provided notice of the proposed alteration or repeal or of the proposed new bylaws be included in the notice of such meeting.

            DATED:   September 26, 1997











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